Exhibit 4.10

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of April 14, 2017 (this “Supplemental Indenture”), is by and among EXCO Resources, Inc., a Texas corporation (the “Issuer”), the Guarantors (as defined in the Indenture) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has previously issued its 8.0% / 11.0% 1.5 Lien Senior Secured PIK Toggle Notes due 2022 in the original aggregate principal amount of $300,000,000 (the “Notes”) under the Indenture, dated as of March 15, 2017 (the “Indenture”), by and among the Issuer, the Guarantors from time to time party thereto and the Trustee and Collateral Trustee; and

WHEREAS, the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Trustee and the Collateral Trustee may amend or supplement the Indenture and it is not necessary for the consent of Holders of the Notes to approve the form of proposed amendment if such consent approves the substance thereof; and

WHEREAS, on the date hereof, the Issuer has received a written consent executed by the Holders of a majority in aggregate principal amount of the outstanding Notes to modify the grace period with respect to the delivery of account control agreements; and

WHEREAS, this Supplemental Indenture is authorized pursuant to Section 8.02 of the Indenture; and

WHEREAS, the Issuer has furnished the Trustee and Collateral Trustee with an Officers’ Certificate and an Opinion of Counsel complying with the requirements of Sections 8.05 and 12.02 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors and the Trustee and Collateral Trustee and a valid amendment to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1. Capitalized Terms. Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Amend Indenture. Section 10.03(b)(2) of the Indenture shall be amended to read as follows:

“(2) any control agreements required to be entered into pursuant to clause (a) with respect to deposit accounts and securities accounts that are securing Senior Priority Lien Debt on the Issue Date shall be entered into as soon as commercially reasonable following the Issue Date, but in no event later than thirty-five (35) days following the Issue Date”.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the Indenture to the Indenture shall be deemed to mean the Indenture, as supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8. The Trustee and the Collateral Trustee. Neither the Trustee Nor the Collateral Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

EXCO RESOURCES, INC.
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

GUARANTORS:
EXCO SERVICES, INC.
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO PARTNERS GP, LLC

By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO GP PARTNERS OLD, LP
By: EXCO PARTNERS GP, LLC, its General Partner
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO PARTNERS OLP GP, LLC

By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO OPERATING COMPANY, LP
By: EXCO PARTNERS OLP GP, LLC,
its general partner

By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO MIDCONTINENT MLP, LLC

By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO HOLDING (PA), INC.
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO PRODUCTION COMPANY (PA), LLC
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO PRODUCTION COMPANY (WV), LLC
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO RESOURCES (XA), LLC
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO LAND COMPANY, LLC
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

EXCO HOLDING MLP, INC.
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

RAIDER MARKETING, LP

By: RAIDER MARKETING GP, LLC, its General Partner
By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

RAIDER MARKETING GP, LLC

By: /s/ Tyler Farquharson
Name: Tyler Farquharson
Title: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
By: /s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee
By: /s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President